Exhibit 16.1

Phone (310) 568-1625
Fax (310) 410-0371
www.kabanico.com

July 13, 2011

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street North East
Washington, DC 20549

Re: Sino Green Land Corporation

File No. 000-53208

We have read the statements that we understand Sino Green Land Corporation will include under Item 4.01 of the Form 8-K report, dated July 10, 2011 that it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

/s/ Kabani & Company, Inc.